Exhibit 99.1

PRESS RELEASE

NEI / 25 Dan Road Canton, MA / 02021-2817 / telephone: 781 332 1000 / fax: 781 770 2000   www.nei.com

NEI ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH FISCAL QUARTER AND FULL-YEAR 2010

$61.0 Million in FQ4 Revenue Exceeds Guidance, Increasing 50% Year-over-Year;

Fourth Consecutive Quarter of GAAP Profitability

CANTON, Mass., November 4, 2010 — NEI (Nasdaq: NEI), a leading provider of server-based application platforms, appliances, and lifecycle support services for software developers and OEMs worldwide, today reported financial results for its fourth fiscal quarter and full-year, the period ended September 30, 2010.

Fourth Quarter Financial Performance

•                  Net revenues were $61.0 million, an increase of 50 percent compared to the $40.7 million for the fourth quarter of the prior fiscal year. The results exceeded the guidance of $55 to $60 million.

•                  Gross profit margin was 10.1 percent of net revenues, within the guidance of 10.0 to 11.0 percent and compared to 15.0 percent for the fourth fiscal quarter of the prior year.

•                  Operating expenses were $5.7 million, including $207,000 of stock-based compensation expense and $388,000 of amortization expense, and were below the guidance range of $5.8 million to $6.4 million. Operating expenses compared to $6.9 million in the year-ago fourth quarter, which included $276,000 of stock-based compensation expense, $439,000 of amortization expense and $393,000 in non-recurring expenses related to the settlement of a merger dispute.

•                  Net income on a GAAP basis was $423,000, or $0.01 per share, which included $242,000 of stock-based compensation expense and $388,000 of amortization expense. The results were better than guidance of $(300,000) to $300,000. The net income on a GAAP basis compared to a net loss on a GAAP basis of $(819,000), or $(0.02) per share in the fourth fiscal quarter last year, which included $313,000 of stock-based compensation expense, $439,000 of amortization expense and $393,000 in non-recurring expenses related to the settlement of a merger dispute.

•                  Non-GAAP net income, which excludes stock-based compensation and amortization expenses, was $1.1 million, or $0.03 per share, better than the expected range of non-GAAP profit between $300,000 to $900,000. The non-GAAP net income compared to non-GAAP net income of $326,000, or $0.01 per share in the fourth fiscal quarter of 2009, which also excluded non-recurring expenses related to the settlement of a merger dispute.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “Our results across the board met or exceeded expectations. Quarterly revenue increased, on a year-over-year basis, for the fourth consecutive quarter and we also reported our fourth consecutive quarter of net income, in a year of substantial progress for NEI. Our growth was fueled by design wins secured in the previous year and in particular increased business from our largest customer. We remain focused on growing revenues and controlling expenses, with the goal of leveraging our infrastructure to deliver increased profitability as we grow our revenue base.”

During fiscal 2010, NEI added 22 new design wins, compared to 32 design wins last year. The Company now tracks design wins with new customers, or with entirely disparate divisions within existing customers. EMC comprised 58 percent of total revenues during the quarter compared to 33 percent in the year ago quarter and Tektronix comprised 16 percent of net revenues during the quarter compared to 16 percent in the year-ago quarter.

For the full year ended September 30, 2010, net revenue was $221.6 million, compared to $148.7 million for the 2009 fiscal year, an increase of 49 percent. Gross profit was $25.5 million, or 11.5 percent gross margin, compared with gross profit of $22.5 million, or 15.1 percent gross margin, last year. Total operating expenses were $23.9 million, or 10.8 percent of net revenue, compared with $25.8 million last year, or 17.3 percent of net revenue. On a GAAP basis, the Company reported net income of $1.5 million, or $0.03 per share, compared with a net loss of $(3.2) million, or $(0.07) per share, last year. The Company’s non-GAAP net income, which excludes stock-based compensation, amortization expenses, a tax benefit related to a Net Operating Loss (NOL) carryback and a charge related to the settlement of an acquisition dispute, was $4.0 million, compared to non-GAAP net income of $263,000 last year.

Mr. Shortell continued, “We were successful in 2010 on many fronts in delivering profitability each quarter and growing our revenue by 49%, due in large part to our existing customer base.  In fiscal 2011, our focus is on improving our lead generation for the winning of new large, run rate customers and the development of new service offerings that assist our customers in taking advantage of the trends in virtualization and cloud computing.  Both of these efforts will build on the successful foundation we implemented in fiscal 2010 and should position us for another successful year in fiscal 2011.”

Balance Sheet

NEI finished the year with $15.3 million in cash and cash equivalents and $49.8 million in working capital. Accounts receivable and inventory levels increased to $34.4 million and $23.2 million compared to $27.5 million and $13.1 million as of September 30, 2009, as the Company integrated the large 2009 design win from its largest customer. NEI also has a $10 million bank credit facility that it has yet to utilize.

Business Outlook

NEI currently anticipates the following results for its fiscal first quarter ending December 31, 2010, based on current forecasts from certain customers and historical trends.

•                  Net revenues in the range of $59 million to $64 million.

•                  Gross profit margin in the range of 10.0 percent to 10.5 percent of net revenues.

•                  Operating expenses between $5.8 million and $6.4 million, including an estimated $185,000 of stock-based compensation expense and amortization expense of $332,000.

•                  Net income on a GAAP basis in the range of $100,000 to $700,000.

•                  Net income on a non-GAAP basis in the range of $600,000 to $1.2 million.

“We continue to base our guidance on forecasts from our customers,” stated Doug Bryant, Chief Financial Officer. “These forecasts reflect seasonally higher forecasts for the December quarter, which are partially offset by the project-oriented nature of forecasts from our customers serving the telecommunications industry.  Going forward in fiscal 2011, we believe focusing primarily on larger, run-rate design wins will allow us to better leverage our existing operating infrastructure and improve our profitability.”

Conference Call Details

In conjunction with this announcement, NEI management will conduct a conference call at 10 a.m. (ET) to discuss the Company’s operating performance. Management also anticipates providing the financial outlook for its quarter ending December 31, 2010. The conference call will be available live via the Internet by accessing the NEI web site at www.nei.com on the investor relations page. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-407-9039 or 1-201-689-8470. For those who cannot access the live broadcast, a replay will be available by dialing 1-877-870-5176 or 1-858-384-5517, and entering the passcode “359218” from three hours after the end of the call until 12 p.m. (ET) on November 11, 2010. The archived webcast will also be available at the NEI web site.

Important Information about Non-GAAP References

References by NEI (the “Company”) to non-GAAP net income and non-GAAP per share information refer to net income or per share information excluding stock-based compensation expense, amortization expense and a one-time federal income tax benefit related to an NOL carryback. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company’s management uses non-GAAP operating expenses, and associated non-GAAP net income (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company’s functional organizations since they are episodic in nature and unrelated to its core operating metrics. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with the Company’s reported GAAP results.

About NEI

NEI is a leading provider of server-based application platforms, appliances and lifecycle support services for software developers and OEMs worldwide. Through its comprehensive suite of services that include solution design, integration control, support and other value-added service capabilities, NEI enables customers to more effectively deploy, manage, service and support their solutions. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NEI. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company’s future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization expense, net income, profitability and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company’s most recent Annual Report on Form 10-K for the year ended September 30, 2009 and the most recent Form 10-Q for the quarter ended June 30, 2010 under the section “Risk Factors” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligations to update the information included in this press release.

NEI

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Net revenues	$60,956	$40,697	$221,620	$148,722
Cost of revenues	54,791	34,589	196,148	126,201

Gross profit	6,165	6,108	25,472	22,521

Operating expenses:
Research and development	1,645	1,606	6,657	6,345
Selling and marketing	1,757	1,973	7,433	8,213
General and administrative	1,921	2,516	8,286	9,088
Amortization of intangible asset	388	439	1,555	1,756
Settlement of acquisition dispute	—	393	—	393

Total operating expenses	5,711	6,927	23,931	25,795

Income (loss) from operations	454	(819)	1,541	(3,274)
Interest and other income (expense), net	21	—	(23)	76

Income (loss) before income taxes	$475	$(819)	$1,518	$(3,198)
Provision for (benefit from) income taxes	52	—	(11)	—

Net income (loss)	$423	$(819)	$1,529	$(3,198)

Net income (loss) per share - basic	$0.01	$(0.02)	$0.04	$(0.07)
Net income (loss) per share - diluted	$0.01	$(0.02)	$0.03	$(0.07)

Shares used in computing basic net income (loss) per share	42,833	42,198	42,367	42,817
Shares used in computing diluted net income (loss) per share	44,382	42,198	44,038	42,817

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Cost of revenues	$35	$37	$150	$146
Research and development	40	46	169	246
Selling and marketing	78	77	325	290
General and administrative	89	153	435	630

	$242	$313	$1,079	$1,312

NEI

Non-GAAP Financial Measures and Reconciliations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

GAAP net income (loss)	$423	$(819)	$1,529	$(3,198)
Amortization of intangible asset	388	439	1,555	1,756
Stock-based compensation	242	313	1,079	1,312
Settlement of acquisition dispute	—	393	—	393
Benefit from income taxes	—	—	(125)	—

Non-GAAP net income	$1,053	$326	$4,038	$263

GAAP basic net income (loss) per share	$0.01	$(0.02)	$0.04	$(0.07)
Amortization of intangible asset	0.01	0.01	0.04	0.04
Stock-based compensation	0.01	0.01	0.02	0.03
Settlement of acquisition dispute	—	0.01	—	0.01
Benefit from income taxes	—	—	(0.00)	—

Non-GAAP basic net income per share	$0.03	$0.01	$0.10	$0.01

GAAP diluted net income (loss) per share	$0.01	$(0.02)	$0.03	$(0.07)
Amortization of intangible asset	0.01	0.01	0.04	0.04
Stock-based compensation	0.01	0.01	0.02	0.03
Settlement of acquisition dispute	—	0.01	—	0.01
Benefit from income taxes	—	—	(0.00)	—

Non-GAAP diluted net income per share	$0.03	$0.01	$0.09	$0.01

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	42,833	42,198	42,367	42,817

Shares used in computing GAAP and non-GAAP diluted net income (loss) per share	44,382	42,819	44,038	42,929

NEI

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	September 30,
	2010	2009
ASSETS

Current assets:

Cash and cash equivalents	$15,323	$21,039
Accounts receivable, net	34,377	27,479
Taxes receivable	125	—
Refundable acquisition consideration	—	3,629
Inventories	23,161	13,078
Prepaid expenses and other current assets	2,746	1,521

Total current assets	75,732	66,746

Property and equipment, net	1,570	1,622
Intangible asset	6,574	8,128
Other assets	235	174

Total assets	$84,111	$76,670

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$16,447	$14,200
Accrued liabilities	4,413	4,150
Deferred revenue	5,101	4,233

Total current liabilities	25,961	22,583

Deferred revenue	2,998	2,517

Total liabilities	28,959	25,100

Stockholders’ equity:
Common stock	480	471
Treasury stock	(5,019)	(4,842)
Additional paid-in capital	198,932	196,711
Accumulated deficit	(139,241)	(140,770)

Total stockholders’ equity	55,152	51,570

Total liabilities and stockholders’ equity	$84,111	$76,670

NEI

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$423	$(819)	$1,529	$(3,198)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	627	670	2,491	2,667
Stock-based compensation	242	313	1,079	1,312
Other adjustments	8	333	(31)	498
Changes in operating assets and liabilities	1,460	1,168	(14,423)	11,611

Net cash provided by (used in) operating activities	2,760	1,665	(9,355)	12,890

Net cash (used in) provided by investing activities	(217)	(85)	2,727	(938)
Net cash provided by (used in) financing activities	65	(261)	912	(916)

Net increase (decrease) in cash and cash equivalents	2,608	1,319	(5,716)	11,036
Cash and cash equivalents, beginning of period	12,715	19,720	21,039	10,003

Cash and cash equivalents, end of period	$15,323	$21,039	$15,323	$21,039